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EARNINGS RESULTS & OPERATING INFORMATION

SECOND QUARTER 2021

Douglas Emmett

Executive Summary

We own and operate 18.2 million square feet of Class A office properties and 4,335 apartment units (excluding our residential development pipeline) in the premier coastal submarkets of Los Angeles and Honolulu.

COVID-19 Update: We still face headwinds from the pandemic and our local governments' response. Los Angeles has extended its lease enforcement moratorium until September 30th and has returned to a mask mandate, despite our submarkets' vaccination rate of approximately 80% for people over 16 and over 65% for teens.

Quarterly Results: For the three months ended June 30, 2021 compared to the three months ended June 30, 2020:
•Our revenues increased by 8.3% to $225.0 million.
•Our net income attributable to common stockholders increased by 697.9% to $16.2 million.
•Our FFO increased by 14.3% to $96.5 million, or $0.47 per fully diluted share.
•Our AFFO decreased by 3.3% to $77.9 million.
•Our same property Cash NOI increased by 0.7% to $144.1 million.

Compared to the first quarter of 2021 our FFO per share increased by 3 cents, primarily due to better collections and roughly 1 cent per share from higher business interruption insurance recoveries. Only 1.2% of our revenue came from non-cash straight-line rent and above- and below-market lease adjustments.

Leasing: During the second quarter, we signed 253 office leases for an all-time high of approximately 1,297,000 square feet. As expected, even record leasing was not enough to completely offset our abnormally high lease expirations during the quarter, so our leased rate declined by 0.4% to 87.3%. Because it will take time for new tenants to move in, our occupancy declined by 1.5%. Comparing the office leases we signed during the second quarter to the expiring leases for the same space, straight-line rents increased by 9.5% and cash rents decreased by 6.6%. At the same time, we lowered our lease transaction costs by another 15% compared to the first quarter of 2021. Our multifamily portfolio remains essentially fully leased at 99.4%.

Balance Sheet: We closed a secured, non-recourse $300.0 million interest-only term loan scheduled to mature in May 2028. The loan bears interest at LIBOR + 1.40%, which was effectively fixed through interest rate swaps at 2.21% until June 2026. The loan is secured by three office properties that were previously unencumbered. We used $175.0 million of the proceeds to pay off our revolving credit facility balance. We have no debt maturities before 2023, no financial covenants that could force us to issue equity, and 46% of our office portfolio is unencumbered.

Development: We remain very pleased with the progress of our two multifamily development projects. At 1132 Bishop, our 493 unit downtown Honolulu office to residential conversion, we have leased 100% of the 174 delivered units. We expect to deliver the first units at our 376 unit Brentwood high-rise apartment tower during the fourth quarter of 2021.

Dividends: On July 15, 2021, we paid a quarterly cash dividend of $0.28 per common share, or $1.12 on an annualized basis.

Guidance: We expect third quarter net income per common share diluted to be between $0.06 and $0.08 and FFO per share to be between $0.44 and $0.46. This reflects the usual higher seasonal utilities expenses, as well as additional interest expense from our new loan, lower beginning office occupancy, and lower business interruption insurance recoveries. We are not comfortable giving guidance for the fourth quarter, as our results will depend on the course of the pandemic and the timing and immediate impact of the expiration of the moratoriums. Our guidance does not include the impact of future property acquisitions or dispositions, financings, property damage recoveries, if any, or other possible capital markets activities or impairment charges.
NOTE:  See the non-GAAP reconciliations for FFO & AFFO on page 8 and same property NOI on page 10.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Forward Looking Statements (FLS)
This Second Quarter 2021 Earnings Results and Operating Information, which we refer to as our Earnings Package (EP), supplements the information provided in our reports filed with the Securities and Exchange Commission (SEC).  It contains FLS within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to the expectations regarding the performance of our business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these FLS can be identified by the use of words such as “expect,” "potential,” “continue,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “intends,” “plans,” “estimates,” "anticipates,” or the negative version of these words or other comparable words. FLS presented in this EP, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse developments related to the Coronavirus (COVID-19) global pandemic; adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our debt; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; fire and other property damage, lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K for 2020, and other documents filed with the SEC. Although we believe that our assumptions underlying our forward looking statements are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on any FLS in this EP to anticipate future results or trends. This EP and all subsequent written and oral FLS attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our FLS.
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Company Overview

Corporate Data
as of June 30, 2021

Office Portfolio

	Consolidated	Total
Properties	69	71
Rentable square feet (in thousands)	17,810	18,195
Leased rate	87.3%	87.3%
Occupancy rate	84.9%	84.8%

Multifamily Portfolio

		Total
Properties		12
Units		4,335
Leased rate(1)		99.4%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding as of June 30, 2021	206,136
Common stock closing price per share (NYSE:DEI)	$33.62
Equity Capitalization	$6,930,283

Net Debt (in thousands)

	Consolidated	Our Share

Debt principal(2)	$5,002,123	$4,133,754
Less: cash and cash equivalents(3)	(330,934)	(254,268)
Net Debt	$4,671,189	$3,879,486

Leverage Ratio (in thousands, except percentage)

Pro Forma Enterprise Value	$10,809,769
Our Share of Net Debt to Pro Forma Enterprise Value	36%

AFFO Payout Ratio

Three months ended June 30, 2021	74.2%

_______________________________________________
(1)     Both the numerator and denominator used in calculating the percentage of units leased do not include 82 units at one property which are temporarily unoccupied as a result of a fire.
(2)    See page 12 for a reconciliation of consolidated debt principal and our share of debt principal to consolidated debt on the balance sheet.
(3)    Our share of cash and cash equivalents is calculated starting with our consolidated cash and cash equivalents of $330.9 million, then deducting the other owners' share of our JVs' cash and cash equivalents of $78.2 million and then adding our share of our unconsolidated Fund's cash and cash equivalents of $1.5 million.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Company Overview

Property Map
as of June 30, 2021

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Company Overview

Board of Directors and Executive Officers
as of June 30, 2021

BOARD OF DIRECTORS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Leslie E. Bider	Retired Executive and Investor
Dorene C. Dominguez	Chairwoman and CEO of Vanir Group of Companies
Dr. David T. Feinberg	Vice President, Google Health
Virginia A. McFerran	Technology and Data Science Advisor
Thomas E. O’Hern	Chief Executive Officer, Macerich
William E. Simon, Jr.	Partner Emeritus, Simon Quick Advisors
Johnese M. Spisso	President, UCLA Health; Chief Executive Officer, UCLA Hospital System; Associate Vice Chancellor, UCLA Health Sciences

EXECUTIVE OFFICERS
__________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Peter D. Seymour	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICE
1299 Ocean Avenue, Suite 1000, Santa Monica, California 90401
Phone: (310) 255-7700
For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com
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Financial Results

Consolidated Balance Sheets
(In thousands)

	June 30, 2021	December 31, 2020

	Unaudited	Audited
Assets
Investment in real estate, gross	$11,799,021	$11,678,638
Less: accumulated depreciation and amortization	(2,961,307)	(2,816,193)
Investment in real estate, net	8,837,714	8,862,445
Ground lease right-of-use asset	7,468	7,472
Cash and cash equivalents	330,934	172,385
Tenant receivables	15,622	18,226
Deferred rent receivables	117,094	116,199
Acquired lease intangible assets, net	4,628	5,141
Interest rate contract assets	303	—
Investment in unconsolidated Fund	47,107	47,374
Other assets	12,484	21,583
Total assets	$9,373,354	$9,250,825

Liabilities
Secured notes payable and revolving credit facility, net	$4,969,659	$4,744,967
Ground lease liability	10,865	10,871
Interest payable, accounts payable and deferred revenue	149,245	144,344
Security deposits	53,254	56,247
Acquired lease intangible liabilities, net	29,204	35,223
Interest rate contract liabilities	132,854	214,016
Dividends payable	49,141	49,138
Total liabilities	5,394,222	5,254,806

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,755	1,755
Additional paid-in capital	3,487,950	3,487,887
Accumulated other comprehensive loss	(93,345)	(148,035)
Accumulated deficit	(974,982)	(904,516)
Total Douglas Emmett, Inc. stockholders' equity	2,421,378	2,437,091
Noncontrolling interests	1,557,754	1,558,928
Total equity	3,979,132	3,996,019
Total liabilities and equity	$9,373,354	$9,250,825

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Revenues
Office rental
Rental revenues and tenant recoveries(1)	$173,757	$158,813	$341,936	$344,640
Parking and other income	18,169	18,176	36,633	52,238
Total office revenues	191,926	176,989	378,569	396,878

Multifamily rental
Rental revenues	27,972	25,872	55,055	54,958
Parking and other income	5,108	4,935	7,677	7,310
Total multifamily revenues	33,080	30,807	62,732	62,268

Total revenues	225,006	207,796	441,301	459,146

Operating Expenses
Office expenses	63,541	60,301	125,719	129,965
Multifamily expenses	9,251	8,856	18,562	18,212
General and administrative expenses	9,558	9,863	19,129	20,198
Depreciation and amortization	93,900	98,765	186,697	196,542
Total operating expenses	176,250	177,785	350,107	364,917

Other income	1,329	325	1,680	2,314
Other expenses	(454)	(478)	(617)	(1,874)
Income (loss) from unconsolidated Fund	286	(140)	453	183
Interest expense	(35,935)	(35,190)	(71,140)	(70,610)
Net income (loss)	13,982	(5,472)	21,570	24,242
Less: Net loss attributable to noncontrolling interests	2,215	7,502	6,228	4,711
Net income attributable to common stockholders	$16,197	$2,030	$27,798	$28,953

Net income per common share - basic and diluted	$0.09	$0.01	$0.16	$0.16
Dividends declared per common share	$0.28	$0.28	$0.56	$0.56

Weighted average shares of common stock outstanding - basic and diluted	175,471	175,375	175,468	175,374
_______________________________________________________________________
(1)Rental revenues and tenant recoveries include tenant recoveries for the following periods:
•$12.5 million and $10.0 million for the three months ended June 30, 2021 and 2020, respectively, and
•$21.5 million and $24.6 million for the six months ended June 30, 2021 and 2020, respectively.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

The table below presents a reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO) to Net income attributable to common stockholders:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Funds From Operations (FFO)
Net income attributable to common stockholders	$16,197	$2,030	$27,798	$28,953
Depreciation and amortization of real estate assets	93,900	98,765	186,697	196,542
Net loss attributable to noncontrolling interests	(2,215)	(7,502)	(6,228)	(4,711)
Adjustments attributable to unconsolidated Fund(2)	692	696	1,400	1,350
Adjustments attributable to consolidated JVs(2)	(12,061)	(9,581)	(23,217)	(25,844)
FFO	$96,513	$84,408	$186,450	$196,290

Adjusted Funds From Operations (AFFO)
FFO	$96,513	$84,408	$186,450	$196,290
Straight-line rent	(259)	15,352	(894)	16,758
Net accretion of acquired above- and below-market leases	(2,391)	(4,315)	(5,505)	(8,571)
Loan costs, loan premium amortization and swap amortization	1,764	727	3,356	1,950
Recurring capital expenditures, tenant improvements and capitalized leasing expenses(3)	(24,339)	(20,530)	(41,240)	(38,746)
Non-cash compensation expense	4,595	4,959	9,485	10,159
Adjustments attributable to unconsolidated Fund(2)	(137)	(134)	(319)	(198)
Adjustments attributable to consolidated JVs(2)	2,141	84	4,819	2,024
AFFO	$77,887	$80,551	$156,152	$179,666

Weighted average shares of common stock outstanding - diluted	175,471	175,375	175,468	175,374
Weighted average units in our operating partnership outstanding	30,624	29,475	30,557	29,488
Weighted average fully diluted shares outstanding	206,095	204,850	206,025	204,862

Net income per common share - basic and diluted	$0.09	$0.01	$0.16	$0.16
FFO per share - fully diluted	$0.47	$0.41	$0.90	$0.96
Dividends paid per share(4)	$0.28	$0.28	$0.56	$0.56
__________________________________________________________
(1)Presents the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated JVs and our unconsolidated Fund.
(2)Adjusts for the portion of each other listed adjustment item on our share of the results of our unconsolidated Fund and for each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated JVs.
(3)Under the GAAP lease accounting rules, we expense non-incremental leasing expenses (leasing expenses not directly related to the signing of a lease) and capitalize incremental leasing expenses. Since non-incremental leasing expenses are included in the calculation of net income attributable to common stockholders and FFO, the capitalized leasing expenses adjustment to AFFO only includes incremental leasing expenses.
(4)Reflects dividends paid within the respective periods.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Same Property Statistics & Net Operating Income (NOI)(1)
(Unaudited; in thousands, except statistics)

	As of June 30,
	2021	2020
Office Statistics
Number of properties	67	67
Rentable square feet (in thousands)	17,557	17,557
Ending % leased	87.2%	90.8%
Ending % occupied	84.8%	89.1%
Quarterly average % occupied	85.5%	89.6%

Multifamily Statistics
Number of properties	10	10
Number of units	3,449	3,449
Ending % leased	99.3%	98.4%

	Three Months Ended June 30,		% Favorable
	2021	2020	(Unfavorable)
Net Operating Income (NOI)
Office revenues	$190,590	$173,313	10.0%
Office expenses	(61,677)	(58,296)	(5.8)%
Office NOI	128,913	115,017	12.1%

Multifamily revenues	25,658	24,699	3.9%
Multifamily expenses	(7,805)	(7,515)	(3.9)%
Multifamily NOI	17,853	17,184	3.9%

Total NOI	$146,766	$132,201	11.0%

Cash Net Operating Income (NOI)
Office cash revenues	$187,917	$184,269	2.0%
Office cash expenses	(61,677)	(58,296)	(5.8)%
Office cash NOI	126,240	125,973	0.2%

Multifamily cash revenues	25,659	24,698	3.9%
Multifamily cash expenses	(7,805)	(7,515)	(3.9)%
Multifamily cash NOI	17,854	17,183	3.9%

Total Cash NOI	$144,094	$143,156	0.7%

_________________________________________________
(1) The amounts presented include 100% (not our pro-rata share). See page 10 for a reconciliation of these non-GAAP measures to net income attributable to common stockholders.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results
Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended June 30,
	2021	2020

Same property office cash revenues	$187,917	$184,269
Non-cash adjustments per definition of NOI	2,673	(10,956)
Same property office revenues	190,590	173,313

Same property office expenses	(61,677)	(58,296)

Office NOI	128,913	115,017

Same property multifamily cash revenues	25,659	24,698
Non-cash adjustments per definition of NOI	(1)	1
Same property multifamily revenues	25,658	24,699

Same property multifamily expenses	(7,805)	(7,515)

Multifamily NOI	17,853	17,184

Same Property NOI	146,766	132,201
Non-comparable office revenues	1,336	3,676
Non-comparable office expenses	(1,864)	(2,005)
Non-comparable multifamily revenues	7,422	6,108
Non-comparable multifamily expenses	(1,446)	(1,341)
NOI	152,214	138,639
General and administrative expenses	(9,558)	(9,863)
Depreciation and amortization	(93,900)	(98,765)
Other income	1,329	325
Other expenses	(454)	(478)
Income (loss) from unconsolidated Fund	286	(140)
Interest expense	(35,935)	(35,190)
Net income (loss)	13,982	(5,472)
Less: Net loss attributable to noncontrolling interests	2,215	7,502
Net income attributable to common stockholders	$16,197	$2,030

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Financial Data for JVs & Fund
(Unaudited, in thousands)

	Three Months Ended June 30, 2021

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$168,321	$56,685	$4,209
Office and multifamily operating expenses	$53,035	$19,757	$1,435
Straight-line rent	$(431)	$690	$36
Above/below-market lease revenue	$697	$1,694	$—
Cash NOI attributable to outside interests(3)	$—	$17,856	$1,572
Our share of cash NOI(4)	$115,020	$16,688	$1,166

	Six Months Ended June 30, 2021

	Wholly-Owned Properties	Consolidated JVs(1)	Unconsolidated Fund(2)

Revenues	$329,632	$111,669	$8,211
Office and multifamily operating expenses	$105,137	$39,144	$2,827
Straight-line rent	$(110)	$1,004	$53
Above/below-market lease revenue	$1,443	$4,062	$—
Cash NOI attributable to outside interests(3)	$—	$34,943	$3,046
Our share of cash NOI(4)	$223,162	$32,516	$2,285
______________________________________________________
(1)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated JVs that we manage. We own a weighted average interest of approximately 46% (based on square footage) in the three JVs, which owned a combined sixteen Class A office properties totaling 4.2 million square feet and one residential property with 350 apartments in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) additional distributions based on Cash NOI.
(2)    Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for one unconsolidated Fund that we manage. We own an interest of approximately 34% in the Fund, which owns two Class A office properties totaling 0.4 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.
(3)    Represents the share of Cash NOI allocable under the applicable agreements to interests other than our Fully Diluted Shares.
(4)    Represents the share of Cash NOI allocable to our Fully Diluted Shares.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Financial Results

Loans (As of June 30, 2021, unaudited)

Maturity Date(1)		Principal Balance (In Thousands)	Our Share(2) (In Thousands)	Effective Rate(3)	Swap Maturity Date

Consolidated Wholly-Owned Subsidiaries

1/1/2024		$300,000	$300,000	3.46%	1/1/2022
3/3/2025		335,000	335,000	3.84%	3/1/2023
4/1/2025		102,400	102,400	2.76%	3/1/2023
8/15/2026		415,000	415,000	3.07%	8/1/2025
9/19/2026		400,000	400,000	2.44%	9/1/2024
9/26/2026		200,000	200,000	2.36%	10/1/2024
11/1/2026	(4)	400,000	400,000	2.18%	10/1/2024
6/1/2027		550,000	550,000	3.16%	6/1/2022
5/18/2028	(5)	300,000	300,000	2.21%	6/1/2026
6/1/2029		255,000	255,000	3.26%	6/1/2027
6/1/2029		125,000	125,000	3.25%	6/1/2027
6/1/2038	(6)	29,723	29,723	4.55%	N/A
8/21/2023	(7)	—	—	LIBOR + 1.15%	N/A
Subtotal		3,412,123	3,412,123

Consolidated JVs

2/28/2023		580,000	174,000	2.17%	6/1/2025
12/19/2024		400,000	80,000	3.47%	1/1/2023
5/15/2027	(8)	450,000	400,500	3.04%	4/1/2025
6/1/2029		160,000	32,000	3.25%	7/1/2027
Total Consolidated Loans	(9)	$5,002,123	$4,098,623

Unconsolidated Fund

3/1/2023		$104,750	$35,130	LIBOR + 1.40%	N/A

Total Loans			$4,133,753

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Except as noted below, our loans and revolving credit facility: (i) are non-recourse, (ii) are secured by separate collateral pools consisting of one or more properties, (iii) require interest-only monthly payments with the outstanding principal due at maturity, and (iv) contain certain financial covenants which could require us to deposit excess cash flow with the lender under certain circumstances unless we (at our option) either provide a guarantee or additional collateral or pay down the loan within certain parameters set forth in the loan documents.  Certain loans with maturity date extensions require us to meet minimum financial thresholds in order to exercise those extensions.
(1)Maturity dates include the effect of extension options.
(2)"Our Share" is calculated by multiplying the principal balance by our share of the borrowing entity's equity, and is used to calculate the non-GAAP measure "Our Share of Net Debt" - see Corporate Data on page 3.
(3)Effective rate as of June 30, 2021. Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.
(4)Effective rate will increase to 2.31% on July 1, 2021.
(5)We closed this loan during the second quarter of 2021.
(6)Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.
(7)$400 million revolving credit facility. The unused commitment fees range from 0.10% to 0.15%.
(8)Effective rate will decrease to 2.26% on July 1, 2022.
(9)Our consolidated debt on the balance sheet (see page 6) of $4.97 billion is calculated by adding $4.2 million of unamortized loan premium and deducting $36.7 million of unamortized deferred loan costs from our total consolidated loans of $5.00 billion.

Statistics for consolidated loans with interest fixed under the terms of the loan or a swap

Principal balance (in billions)	$5.00
Weighted average remaining life (including extension options)	5.0 years
Weighted average remaining fixed interest period	3.0 years
Weighted average annual interest rate	2.94%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of June 30, 2021

Region	Number of Properties	Our Rentable Square Feet	Region Rentable Square Feet(1)	Our Average Market Share(2)

Los Angeles
Westside(3)	52	9,995,347	39,548,538	35.3%
Valley	16	6,790,777	21,158,585	43.8
Honolulu(3)	3	1,409,121	4,982,875	28.3
Total / Average	71	18,195,245	65,689,998	38.0%

_________________________________________________
(1)    The rentable square feet in each region is based on the Rentable Square Feet as reported in the 2021 second quarter CBRE Marketview report for our submarkets in that region.
(2)    Our market share is calculated by dividing our Rentable Square Feet by the applicable Region's Rentable Square Feet, weighted in the case of averages based on the square feet of exposure in our total portfolio to each submarket as follows:

Region	Submarket	Number of Properties	Our Rentable Square Feet	Our Market Share(2)

Westside	Brentwood	15	2,085,745	60.3%
	Westwood	7	2,188,007	43.9
	Olympic Corridor	5	1,142,885	34.5
	Beverly Hills(3)	11	2,196,067	28.0
	Santa Monica	11	1,425,374	14.2
	Century City	3	957,269	9.0
Valley	Sherman Oaks/Encino	12	3,488,995	53.8
	Warner Center/Woodland Hills	3	2,845,577	37.6
	Burbank	1	456,205	6.4
Honolulu	Honolulu(3)	3	1,409,121	28.3
	Total / Weighted Average	71	18,195,245	38.0%

_______________________________________________
(3)    In calculating market share, we adjusted the rentable square footage by (i) removing approximately 274,000 rentable square feet of vacant space at an office building in Honolulu that we are converting to residential apartments from both our rentable square footage and that of the submarket (see page 22) and (ii) removing a 218,000 square foot property located just outside the Beverly Hills city limits from both the numerator and the denominator.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of June 30, 2021

Region(1)	Percent Leased	Annualized Rent(2)	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot(2)

Los Angeles
Westside	87.8%	$462,953,508	$54.97	$4.58
Valley	85.7	200,832,575	36.24	3.02
Honolulu	90.9	41,120,017	34.56	2.88
Total / Weighted Average	87.3%	$704,906,100	$46.52	$3.88

_______________________________________________________________
(1)Regional data reflects the following underlying submarket data:

Region	Submarket	Percent Leased	Monthly Rent Per Leased Square Foot(2)

Westside	Beverly Hills	91.8%	$4.60
	Brentwood	84.1	3.96
	Century City	88.6	4.27
	Olympic Corridor	89.9	3.36
	Santa Monica	90.4	6.80
	Westwood	84.4	4.45
Valley	Burbank	100.0	4.46
	Sherman Oaks/Encino	85.6	3.15
	Warner Center/Woodland Hills	83.6	2.57
Honolulu	Honolulu	90.9	2.88
	Weighted Average	87.3%	$3.88

(2)    Does not include signed leases not yet commenced, which are included in percent leased but excluded from annualized rent.

Recurring Office Capital Expenditures per Rentable Square Foot
Three months ended June 30, 2021	$0.07
Six months ended June 30, 2021	$0.09

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of June 30, 2021

Portfolio Tenant Size
	Median	Average

Square feet	2,600	5,600

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,321	48.7%	1,868,485	12.4%	$83,468,930	11.9%
2,501-10,000	1,053	38.8	5,155,994	34.0	234,868,917	33.3
10,001-20,000	215	7.9	3,004,410	19.8	136,082,023	19.3
20,001-40,000	91	3.3	2,497,503	16.5	115,530,917	16.4
40,001-100,000	30	1.1	1,716,023	11.3	89,673,785	12.7
Greater than 100,000	4	0.2	910,353	6.0	45,281,528	6.4
Total for all leases	2,714	100.0%	15,152,768	100.0%	$704,906,100	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of June 30, 2021

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

WarnerMedia/AT&T(2)	4	4	2023 - 2024	474,215	2.6%	$25,383,424	3.6%
UCLA(3)	25	10	2021 - 2027	324,759	1.8	17,004,621	2.4
William Morris Endeavor(4)	3	1	2022 - 2027	215,353	1.2	12,910,114	1.8
Morgan Stanley(5)	5	5	2022 - 2027	145,488	0.8	9,959,549	1.4
Equinox Fitness(6)	6	5	2028 - 2038	185,236	1.0	9,439,433	1.4
Macerich	1	1	2023	82,368	0.5	7,230,118	1.0
Total	44	26		1,427,419	7.9%	$81,927,259	11.6%

______________________________________________________
(1)    Expiration dates are per lease (expiration dates do not reflect storage and similar leases).
(2)    Square footage (rounded) expires as follows: 13,000 square feet in 2023; and 462,000 square feet in 2024.
(3)    Square footage (rounded) expires as follows: 2 leases totaling 18,000 square feet in 2021; 7 leases totaling 71,000 square feet in 2022; 6 leases totaling 47,000 square feet in 2023; 2 leases totaling 11,000 square feet in 2024; 4 leases totaling 89,000 square feet in 2025; 2 lease totaling 24,000 square feet in 2026; and 2 leases totaling 67,000 square feet in 2027. Tenant has options to terminate 15,000 square feet in 2023; and 51,000 square feet in 2025.
(4)    Square footage (rounded) expires as follows: 1,000 square feet in 2022; and 209,000 square feet in 2027. Tenant has an option to terminate 215,000 square feet in 2022.
(5)    Square footage (rounded) expires as follows: 16,000 square feet in 2022; 30,000 square feet in 2023; 26,000 square feet in 2025; and 74,000 square feet in 2027. Tenant has options to terminate 26,000 square feet in 2022; and 32,000 square feet in 2024.
(6)    Square footage (rounded) expires as follows: 34,000 square feet in 2029; 46,000 square feet in 2035, 31,000 square feet in 2037, and 74,000 square feet in 2038.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Industry Diversification
Total Office Portfolio as of June 30, 2021

Percentage of Annualized Rent by Tenant Industry

Financial Services 15.0%
Entertainment 13.7%
Legal 18.5%
Real Estate 11.9%
Other 1.2%
Manufacturing & Distrib... 1.1%
Advertising 1.1%
Public Administration 2.7%
Educational Services 3.5%
Insurance 3.6%
Technology 5.0%
Retail 5.0%
Health Services 7.8%
Accounting & Consulting 9.9%

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	564	18.5%
Financial Services	373	15.0
Entertainment	172	13.7
Real Estate	297	11.9
Accounting & Consulting	308	9.9
Health Services	353	7.8
Retail	177	5.0
Technology	99	5.0
Insurance	90	3.6
Educational Services	52	3.5
Public Administration	87	2.7
Advertising	45	1.1
Manufacturing & Distribution	49	1.1
Other	48	1.2
Total	2,714	100.0%

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data
Office Lease Expirations
Total Office Portfolio as of June 30, 2021

(1)    Average of the percentage of leases expiring at June 30, 2018, 2019, and 2020 with the same remaining duration as the leases for the labeled year had at June 30, 2021. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2021	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	93	287,108	1.5%	$9,324,246	1.3%	$32.48	$32.60
2021	268	850,134	4.7	38,264,595	5.4	45.01	45.02
2022	642	2,665,426	14.7	117,254,412	16.6	43.99	45.06
2023	527	2,688,020	14.8	126,752,348	18.0	47.15	49.76
2024	400	2,535,651	13.9	118,557,391	16.8	46.76	51.15
2025	295	1,743,382	9.6	81,285,607	11.5	46.63	52.75
2026	230	1,539,044	8.5	72,110,164	10.2	46.85	54.39
2027	106	1,321,593	7.3	65,508,402	9.3	49.57	59.87
2028	52	334,583	1.8	18,519,810	2.7	55.35	70.30
2029	31	244,634	1.3	11,676,728	1.7	47.73	60.67
2030	26	377,997	2.1	19,038,220	2.7	50.37	66.31
Thereafter	44	565,197	3.1	26,614,177	3.8	47.09	66.99
Subtotal/weighted average	2,714	15,152,769	83.3%	$704,906,100	100.0%	$46.52	$51.96
Signed leases not commenced		445,191	2.4
Available		2,311,431	12.7
Building management use		124,243	0.7
BOMA adjustment(3)		161,611	0.9
Total/weighted average	2,714	18,195,245	100.0%	$704,906,100	100.0%	$46.52	$51.96

___________________________________________________
(1)Represents annualized rent at June 30, 2021 divided by leased square feet.
(2)Represents annualized rent at expiration divided by leased square feet.
(3)Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Lease Expirations - Next Four Quarters
Total Office Portfolio as of June 30, 2021

	Q3 2021	Q4 2021	Q1 2022	Q2 2022

Los Angeles
Westside	235,401	243,047	346,941	436,227
Valley	130,967	146,337	258,393	176,880
Honolulu	36,085	58,297	71,458	27,078
Expiring Square Feet(1)	402,453	447,681	676,792	640,185

Percentage of Portfolio	2.2%	2.5%	3.7%	3.5%

Los Angeles
Westside	$54.07	$50.54	$54.56	$53.05
Valley	$36.69	$35.99	$37.04	$35.91
Honolulu	$34.31	$33.44	$31.68	$31.79
Expiring Rent per Square Foot(2)	$46.64	$43.56	$45.45	$47.41

________________________________________________________
(1)Includes leases with an expiration date in the applicable period where the space had not been re-leased as of June 30, 2021, other than 287,108 square feet of Short-Term Leases.
(2)Fluctuations in this number primarily reflect the mix of buildings/submarkets involved, as well as the varying terms and square footage of the individual leases expiring. As a result, the data in this table should only be extrapolated with caution. While the following table sets forth data for our underlying submarkets, that data is even more influenced by such issues:

		Next Four Quarters

Region	Submarket	Expiring SF	Expiring Rent per SF

Westside	Beverly Hills	196,752	$50.90
	Brentwood	311,833	$47.29
	Century City	57,525	$52.08
	Olympic Corridor	213,009	$42.91
	Santa Monica	155,590	$80.34
	Westwood	326,907	$54.10
Valley	Sherman Oaks/Encino	414,304	$39.71
	Warner Center/Woodland Hills	298,273	$31.99
Honolulu	Honolulu	192,918	$32.72

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the Three Months ended June 30, 2021

Net Absorption During Quarter	(0.43)%

Office Leases Signed During Quarter	Number of Leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	107	450,665	84
Renewal leases	146	845,890	53
All leases	253	1,296,555	64

Change in Rental Rates for Office Leases Executed during the Quarter(1)

	Expiring Rate(1)	New/Renewal Rate(1)	Percentage Change

Cash Rent	$48.27	$45.06	(6.6)%
Straight-line Rent	$43.12	$47.20	9.5%

Average Office Lease Transaction Costs

	Lease Transaction Costs per SF	Lease Transaction Costs per Annum

New leases signed during the quarter	$39.86	$5.70
Renewal leases signed during the quarter	$12.88	$2.91
All leases signed during the quarter	$22.01	$4.14

________________________________________________________________
(1)Represents the average annual initial stabilized cash and straight-line rents per square foot on new and renewed leases signed during the quarter compared to the prior leases for the same space. Excludes leases with a term of twelve months or less, leases where the prior lease was terminated more than a year before signing of the new lease, leases for tenants relocated at the landlord's request, leases in acquired buildings where we believe the information about the prior agreement is incomplete or where we believe the base rent reflects other off-market inducements to the tenant, and other non-comparable leases.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2021

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Los Angeles
Santa Monica	2	820	19%
West Los Angeles	6	1,300	30
Honolulu	4	2,215	51
Total	12	4,335	100%

Submarket	Percent Leased	Annualized Rent(2)	Monthly Rent Per Leased Unit

Los Angeles
Santa Monica	99.4%	$29,823,612	$3,053
West Los Angeles(1)	98.7	41,986,560	2,918
Honolulu	99.9	50,293,152	1,901
Total / Weighted Average	99.4%	$122,103,324	$2,412

Recurring Multifamily Capital Expenditures per Unit (1)

Three months ended June 30, 2021	$170
Six months ended June 30, 2021	$329

________________________________________________________________
(1)    82 units at one property which are temporarily unoccupied as a result of a fire are omitted from the calculation of Percent Leased. These units, as well as insurance recovery for lost rent, are also omitted from the calculation of Annualized Rent. Unit turn costs from this property are excluded from Recurring Multifamily Capital Expenditures per Unit calculation.
(2)    The multifamily portfolio also includes 10,495 square feet of ancillary retail space generating annualized rent of $341,432, which is not included in multifamily annualized rent.
NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Developments

Development Projects

The Residences at Bishop Place, Honolulu, Hawaii
In downtown Honolulu, we are converting a 25-story, 490,000 square foot office tower into 493 rental apartments. This project is helping to address the severe shortage of rental housing in Honolulu, and revitalize the central business district, where we own a significant portion of the Class A office space.
We have already delivered and leased 174 units and the conversion will continue in phases through 2025 as the remaining office space is vacated. In select cases, we may relocate tenants to our other office buildings in Honolulu, although we do not have enough vacancy to accommodate all of them. Currently, the estimate to deliver the remaining 319 units is approximately $60.0 million, though the ultimate cost will depend on construction timing and costs over the next few years.

The Landmark, Brentwood, Los Angeles
In Brentwood, we are nearing completion of the first new residential high-rise development west of the 405 freeway in more than 40 years. The Landmark is a 34-story tower with 376 units offering stunning ocean views and luxury amenities. The site is directly adjacent to a 394,000 square foot office building, a one acre park, and a 712 unit residential property, all of which we own. The cost to complete the project is approximately $40.0 million and we expect to begin delivering units during the 4th quarter of 2021.
Rendering of our new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).

_______________________________________________
All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Guidance

Reconciliation of Third Quarter 2021 Non-GAAP Guidance(1)
(Unaudited; in millions, except per share amounts)

Reconciliation of our guided Net income per common share - diluted to FFO per share - fully diluted:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$10.5	$14.0
Adjustments for depreciation and amortization of real estate assets	95.0	90.0
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated Fund	(14.9)	(9.2)
FFO	$90.6	$94.8

Weighted average fully diluted shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	175.5	175.5
Weighted average units in our operating partnership outstanding	30.5	30.5
Weighted average fully diluted shares outstanding	206.0	206.0

Per share	Low	High

Net income per common share - diluted	$0.06	$0.08
FFO per share - fully diluted	$0.44	$0.46
_____________________________________________
(1) Our guidance does not include the impact of future property acquisitions or dispositions, financings, property damage recoveries, if any, or other possible capital markets activities or impairment charges. The reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the ranges presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  See the "Definitions" section for definitions of certain terms used in this Earnings Package.
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Definitions
Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; loan costs such as amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and capitalized leasing expenses (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing expenses are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses or significantly change the use of the space, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period. We report AFFO Payout Ratio because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to compare our performance with other REITs.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 445,191 square feet with respect to signed leases not yet commenced at June 30, 2021).  For our triple net office properties (in Honolulu and one single tenant building in Los Angeles), annualized rent is calculated for triple net leases by adding expense reimbursements and estimates of normal building expenses paid by tenants to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent includes rent for our corporate headquarters in Santa Monica. We report Annualized Rent because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance and value with other REITs. We use Annualized Rent to manage and monitor the performance of our office and multifamily portfolios.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated JVs. At June 30, 2021, we own 100% of our consolidated portfolio, except for sixteen office properties totaling 4.2 million square feet and one residential property with 350 apartments, which we own through three consolidated JVs and in which we own a weighted average interest of approximately 46% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents, and before adding unamortized loan premium and deducting unamortized deferred loan costs. Cash and cash equivalents are subtracted because they could be used to reduce the debt obligations and unamortized loan premium and deferred loan costs are not adjusted for because they do not require cash settlement. Consolidated Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Consolidated Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs. A limitation associated with using Consolidated Net Debt is that it subtracts cash and cash equivalents and may therefore imply that there is less debt than the most comparable GAAP financial measure indicates.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on the New York Stock Exchange as of June 30, 2021.
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Definitions
Fully Diluted Shares:  Calculated according to the treasury stock method, based on our diluted outstanding stock and units in our Operating Partnership.

Fund: At June 30, 2021, we owned an interest of approximately 34% in Douglas Emmett Partnership X, LP (Partnership X). The Fund owns two office properties totaling 0.4 million square feet.

Funds From Operations (FFO):  We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, gains (or losses) from changes in control of investments in real estate, real estate depreciation and amortization (other than amortization of right-of-use assets for which we are the lessee and amortization of deferred loan costs), and impairment write-downs of real estate from our net income (loss) (including adjusting for the effect of such items attributable to our consolidated JVs and our unconsolidated Fund, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify the impact of trends in occupancy rates, rental rates and operating costs from year to year, excluding impacts from changes in the value of our real estate, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Joint Ventures (JVs): At June 30, 2021, we owned a weighted average interest of approximately 46% based on square footage in three consolidated JVs. The JVs owned sixteen office properties totaling 4.2 million square feet and one residential property with 350 apartments. In December 2020, we sold an 80 thousand square foot office property in Honolulu, Hawaii, which was held by one of our consolidated JVs in which we owned a two-thirds capital interest. The JV was subsequently dissolved before December 31, 2020.

Lease Transaction Costs: Represents the weighted average of tenant improvements and leasing commissions for leases signed by us during the quarter, excluding leases substantially negotiated by the seller in the case of acquired properties and excluding leases for tenants relocated from space being taken out of service. We report Lease Transaction Costs because it is a widely reported measure of the performance of equity REITs, and is used by some investors to determine our cash needs and to compare our performance with other REITs. We use Lease Transaction Costs to manage and monitor the performance of our office and multifamily portfolios.

Leased Rate: The percentage leased as of June 30, 2021. Management space is considered leased. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating percentage leased. We report Leased Rates because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Leased Rate to manage and monitor the performance of our office and multifamily portfolios.
Net Absorption: Represents the change in percentage leased between the last day of the current and prior quarter, excluding properties acquired or sold during the current quarter. We report Net Absorption because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Net Absorption to manage and monitor the performance of our office portfolio.

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Definitions
Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted in accordance with GAAP by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested Long Term Incentive Plan Unit awards that contain non-forfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:
•NOI: is calculated by excluding the following from our net income (loss): general and administrative expenses, depreciation and amortization expense, other income, other expenses, income from unconsolidated Fund, interest expense, gains (losses) on sales of investments in real estate and net income attributable to noncontrolling interests.
•Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs.  NOI is a non-GAAP financial measure for which we believe that net income (loss) is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing expenses necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.

Occupancy Rate:  We calculate the Occupancy Rate by excluding signed leases not yet commenced from the Leased Rate. Management space is considered occupied. Space taken out of service during a repositioning or which is vacant as a result of a fire or other damage is excluded from both the numerator and denominator for calculating the Occupancy Rate. We report Occupancy Rate because it is a widely reported measure of the performance of equity REITs, and is also used by some investors as a means to determine tenant demand and to compare our performance with other REITs. We use Occupancy Rate to manage and monitor the performance of our office and multifamily portfolios.

Operating Partnership: Douglas Emmett Properties, LP

Our Share of Net Debt: We calculate Our Share of Net Debt by multiplying the principal balance of our consolidated loans and our unconsolidated Fund's loan by our equity interest in the relevant borrower, and subtracting the product of cash and cash equivalents multiplied by our equity interest in the entity that owns the cash or cash equivalent. We subtract cash and cash equivalents because they could be used to reduce the debt obligations, and do not add unamortized loan premium or subtract unamortized deferred loan costs because they do not require cash settlement. Our Share of Net Debt is a non-GAAP financial measure for which we believe that consolidated debt is the most directly comparable GAAP financial measure. We report Our Share of Net Debt because some investors use it to evaluate and compare our leverage and financial position with that of other REITs.

Pro Forma Enterprise Value: We calculate Pro Forma Enterprise Value by adding Equity Capitalization to Our Share of Net Debt. Pro Forma Enterprise Value is a non-GAAP financial measure for which we believe that consolidated total equity and liabilities is the most directly comparable GAAP financial measure. We report Pro Forma Enterprise Value because some investors use it to evaluate and compare our financial position with that of other REITs.

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Definitions
Recurring Capital Expenditures:  Building improvements required to maintain revenues once a property has been stabilized, and excludes capital expenditures for (i) acquired buildings being stabilized, (ii) newly developed space, (iii) upgrades to improve revenues or operating expenses or significantly change the use of the space, (iv) casualty damage and (v) bringing the property into compliance with governmental or lender requirements. We report Recurring Capital Expenditures because it is a widely reported measure of the performance of equity REITs, and is used by some investors as a means to determine our cash flow requirements and to compare our performance with other REITs. We use Recurring Capital Expenditures to manage and monitor the performance of our office and multifamily portfolios.

Rental Rate: We report Rental Rate because it is a widely reported measure of the performance of equity REITs, and is used by some investors to compare our performance with other REITs. We use Rental Rate to manage and monitor the performance of our office and multifamily portfolios. We present two forms of Rental Rates:
•Cash Rental Rate: is calculated by dividing the rent paid by the Rentable Square Feet.
•Straight-Line Rental Rate: is calculated by dividing the average rent over the lease term by the Rentable Square Feet.

Rentable Square Feet:  Based on the Building Owners and Managers Association (BOMA) measurement.  At June 30, 2021, total consists of 15,597,960 leased square feet (including 445,191 square feet with respect to signed leases not commenced), 2,311,431 available square feet, 124,243 building management use square feet and 161,611 square feet of BOMA adjustment on leased space. We report Rentable Square Feet because it is a widely reported measure of the performance and value of equity REITs, and is also used by some investors to compare our performance and value with other REITs. We use Rentable Square Feet to manage and monitor the performance of our office portfolio.

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our properties referred to as our “same properties,” which are properties that have been owned and operated by us during both periods being compared.  We exclude from our same property subset properties that during the comparable periods were: (i) acquired, (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements, or (iii) that underwent a major repositioning project, were impacted by development activity, or suffered significant casualty loss that we believed significantly affected the properties' operating results. We also exclude rent received from ground leases. Our Same Property NOI is not adjusted for noncontrolling interests in properties which are not wholly owned. Our same properties for the second quarter of 2021 include all of our Consolidated Portfolio properties, other than (1) an 80,000 square foot office property in Honolulu that we sold in December 2020, (2) a 492,600 square foot office property in Honolulu affected by development activity, and (3) a residential community with 712 apartments and approximately 34,000 square feet of retail space in Los Angeles partially affected by fire damage. We report Same Property NOI because it is a widely reported measure of the performance and value of equity REITs, and it is used by some investors to: (i) analyze our operating results excluding the impact of properties not being operated on a consistent basis, and (ii) to compare our performance and value with other REITs. We use Same Property NOI to manage and monitor the performance of our office portfolio.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: At June 30, 2021, our Total Portfolio included our Consolidated Portfolio plus two office properties totaling 0.4 million square feet owned by one unconsolidated Fund in which we owned approximately 34%.

"We" and "our" refers to Douglas Emmett, Inc., our Operating Partnership and its subsidiaries, as well as our consolidated JVs and our unconsolidated Fund.
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